Exhibit 10.14

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made effective as of January 7, 2022 (the “Effective Date”), by and between Arcellx, Inc., a Delaware corporation, with its principal offices located at 25 West Watkins Mill Road, Suite A, Gaithersburg, MD 20878 (the “Company”) and Danforth Advisors, LLC, a Massachusetts limited liability company, with its principal place of business being 91 Middle Road, Southborough, MA 01772 (“Danforth”). The Company and Danforth are herein sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company is a clinical-stage biopharmaceutical company developing novel, adaptive and controllable cell therapies for the treatment of patients with cancer and autoimmune diseases; and

WHEREAS, Danforth has expertise in financial and corporate operations and strategy; and

WHEREAS, Danforth desires to serve as an independent consultant for the purpose of providing the Company with certain strategic and financial advice and support services, using personnel described in Exhibit A attached hereto, (the “Services”); and

WHEREAS, the Company wishes to engage Danforth on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties agree and covenant as follows.

1.

Services of Consultant. Danforth will assist the Company with matters relating to the Services. The Services are more fully described in Exhibit A attached hereto. Danforth and the Company will review the Services on a monthly basis to determine appropriate staffing requirements. Company shall have the right to request changes to the Danforth personnel at any time in writing. If Company makes a written request, Danforth shall replace such personnel subject to the Company’s right of pre-approval.

2.

Compensation for Services. In full consideration of Danforth’s full, prompt and faithful performance of the Services, the Company shall compensate Danforth a consulting fee more fully described in Exhibit A (the “Consulting Fee”). Danforth shall, from time to time, but not more frequently than twice per calendar month, invoice the Company for Services rendered, and will be paid upon 30 days of receipt of an undisputed invoice, provided the relevant purchase order number is referenced on each invoice. Each month the Parties shall evaluate jointly the current fee structure and scope of Services. Danforth reserves the right to an annual increase in consultant rates of up to 10.0%, effective January 1 of each year. Upon termination of this Agreement pursuant to Section 3, no compensation or benefits of any kind as described in this Section 2 shall be payable or issuable to Danforth after the effective date of such termination. In addition, the Company will reimburse Danforth for reasonable out-of-pocket business expenses, including but not limited to travel and parking, incurred by Danforth in performing the Services hereunder, upon submission by Danforth of supporting documentation reasonably acceptable to the Company. Any such accrued expenses in any given three (3) month period that exceed $1,000 shall be submitted to the Company for its prior written approval.

All Danforth invoices and billing matters should be addressed to: Company Accounts Payable Contact:

Address:    25 West Watkins Mill Road, Suite A, Gaithersburg, MD 20878

E-mail:      [***]

All Company payments and billing inquiries should be addressed to:

Danforth Accounting:     Betsy Sherr

[***]

[***]

Danforth Advisors

PO Box 335

Southborough, MA 01772

3.

Term and Termination. The term of this Agreement will commence on the Effective Date and will continue until such time as either Party has given notice of termination pursuant to this paragraph 3 (the “Term”). This Agreement or any portion of the Services described herein, may be terminated by either Party hereto: (a) with Cause (as defined below), upon 30 days prior written notice to the other Party; or (b) without cause upon 60 days prior written notice to the other Party. For purposes of this Section 3, “Cause” shall include: (i) a breach of the terms of this Agreement which is not cured within 30 days of written notice of such default or (ii) the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.

4.

Time Commitment. Danforth will devote such time to perform the Services under this Agreement as may reasonably be required. Danforth does not guarantee time and materials estimates in any way and such estimates are not fixed prices. Danforth will notify the Company as soon as practicable if an estimate will be exceeded.

5.

Place of Performance. Danforth will perform the Services at such locations upon which the Company and Danforth may mutually agree. Danforth will not, without the prior written consent of the Company, perform any of the Services at any facility or in any manner that might give anyone other than the Company any rights to or allow for disclosure of any Confidential Information (as defined below).

6.	Compliance with Policies and Guidelines. Danforth will perform the Services in accordance with all rules or policies adopted by the Company that the Company discloses in writing to Danforth.

7.

Confidential Information. Danforth acknowledges and agrees that during the course of performing the Services, the Company may furnish, disclose or make available to Danforth information, including, but not limited to, material, compilations, data, formulae, models, patent disclosures, procedures, processes, business plans, projections, protocols, results of experimentation and testing, specifications, strategies and techniques, and all tangible and intangible embodiments thereof of any kind whatsoever (including, but not limited to, any apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports), which is owned or controlled by the Company and is marked or designated as confidential at the time of disclosure or is of a type that is customarily considered to be confidential information_(collectively the “Confidential Information”). Danforth acknowledges that the Confidential Information or any part thereof is the exclusive property of the Company and shall not be disclosed to any third party without first obtaining the written consent of the Company. Danforth further agrees to take all necessary steps to ensure that the Confidential Information, and any part thereof, shall not be disclosed or issued to its affiliates, agents or employees, except on like terms of confidentiality. The above provisions of confidentiality shall apply for a period of five years after the Term. Pursuant to the Defend Trade Secrets Act of 2016, Danforth acknowledges that Danforth will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) as required by a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Danforth files a lawsuit for retaliation by Company for reporting a suspected violation of law, Danforth may disclose the trade secret to its attorney and may use the trade secret information in the court proceeding, if Danforth (i) files any document containing the trade secret under seal and (ii) does not disclose the trade secret, except pursuant to court order.

8.

Use of Name and Logo. Upon prior approval by Company, Danforth may use Company’s name and logo in a roster of Danforth clients, which may appear on the Danforth website and in its marketing materials (“Usage Rights”). Company may terminate Danforth’s Usage Rights without cause upon thirty (30) days written notice.

9.

Intellectual Property. Danforth agrees that all ideas, inventions, discoveries, creations, manuscripts, properties, innovations, improvements, know-how, designs, developments, apparatus, techniques, methods, and formulae that Danforth conceives, makes, develops or improves as a result of performing the Services, whether or not reduced to practice and whether or not patentable, alone or in conjunction with any other party and whether or not at the request or upon the suggestion of the Company (all of the foregoing being hereinafter collectively referred to as the “Inventions”), shall be the sole and exclusive property of the Company.

10.

Non Solicitation. All personnel representing Danforth are employees or contracted agents of Danforth. Accordingly, they are not retainable as employees or contractors by the Company and the Company hereby agrees not to solicit, hire or retain their services for so long as they are employees or contracted agents of Danforth and for two years thereafter. Should the Company violate this restriction, it agrees to pay Danforth liquidated damages equal to fifty percent (50%) of the employee’s starting annual base salary and target annual bonus for each Danforth contracted agent hired by the Company in violation of this Agreement plus Danforth’s reasonable attorneys’ fees and costs incurred in enforcing this agreement should the Company fail or refuse to pay the liquidated damages amount in full within 30 days following its violation For purposes herein, “solicit” does not include broad-based recruiting efforts, including, without limitation, help wanted advertising and posting of open positions on a party’s internet site.

11.

Warranty; Disclaimer. Consultant represents and warrants that Consultant (i) will provide Services in compliance with all applicable law, rules, and regulations, and (ii) has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Except for any express warranties stated herein, the Services are provided on an “as is” basis, and the Company disclaims any and all other warranties, conditions, or representations (express, implied, oral or written), relating to the Services or any part thereof. Further, in performing the Services, Danforth is not engaged to disclose illegal acts, including fraud or defalcations, which may have taken place. The foregoing notwithstanding, Danforth will promptly notify the Company if Danforth becomes aware of any such illegal acts during the performance of the Services. Because the Services do not constitute an examination in accordance with standards established by the American Institute of Certified Public Accountants (the “AICPA”), Danforth is precluded from expressing an opinion as to whether financial statements provided by the Company are in conformity with generally accepted accounting principles or any other standards or guidelines promulgated by the AICPA, or whether the underlying financial and other data provide a reasonable basis for the statements.

12.

Indemnification. Each Party hereto agrees to indemnify and hold the other Party hereto, its directors, officers, agents and employees harmless against any claim based upon circumstances alleged to be inconsistent with such representations and/or warranties contained in this Agreement. Further, the Company shall indemnify and hold harmless Danforth and any of its subcontractors against any claims, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based on the Services performed hereunder, except for any such claims, losses, damages or liabilities arising out of the gross negligence or willful misconduct of Danforth or any of its subcontractors. Furthermore, during the Term of this Agreement, if the Company desires that Danforth provide treasury services, the Company shall obtain and maintain a Crime and Cyber Insurance Policy that includes coverage for “Social Engineering” claims and extends coverage to Danforth.

13.

D&O Insurance. The Company shall use its best efforts to specifically include and cover, as a benefit for their protection, Danforth staff serving as directors or officers of the Company or affiliates from time to time with direct coverage as named insureds under the Company’s policy for directors’ and officers’ (“D&O”) insurance. The Company will maintain such D&O insurance coverage for the period through which claims can be made against such persons. The Company disclaims a right to distribution from the D&O insurance coverage with respect to such persons. In the event that the Company is unable to include Danforth under the Company’s policy or does not have first dollar coverage acceptable to Danforth in effect for at least $5 million (e.g., such policy is not reserved based on actions that have been or are expected to be filed against officers and directors alleging prior acts that may give rise to a claim), Danforth may, at its option, attempt to purchase a separate D&O policy that will cover the Danforth staff only. The cost of same shall be invoiced to the Company as an out -of -pocket cash expense. If Danforth is unable to purchase such D&O insurance, then Danforth reserves the right to terminate the Agreement upon delivery of written notice.

14.

Independent Contractor. Danforth is not, nor shall Danforth be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Danforth shall not be entitled to any benefits provided by the Company to its employees, if applicable. Danforth’s status and relationship with the Company shall be that of an independent contractor and consultant. Danforth shall not state or imply, directly or indirectly, that Danforth is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Danforth will be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as a consultant. Except as expressly provided herein, nothing in this Agreement shall preclude Danforth from consulting for or being employed by any other person or entity.

15.

Records. Upon termination of the Agreement, Danforth shall deliver to the Company any property or Confidential Information of the Company relating to the Services which may be in its possession including products, project plans, materials, memoranda, notes, records, reports, laboratory notebooks, or other documents or photocopies and any such information stored using electronic medium.

16.

Notices. Any notice under this Agreement shall be in writing (except in the case of verbal communications, emails and teleconferences updating either Party as to the status of work hereunder) and shall be deemed delivered upon personal delivery, one day after being sent via a reputable nationwide overnight courier service or two days after deposit in the mail or on the next business day following transmittal via facsimile. Notices under this Agreement shall be sent to the following representatives of the Parties:

If to the Company:

Name:        Julian Gabbard

Title:          Sr. Director of Contracts

Address:     25 West Watkins Mill Road, Suite A, Gaithersburg, MD 20878

E-mail:       [***]

If to Danforth:

Name:        Gregg Beloff

Title:          Managing Director

Address:     91 Middle Road Southborough, MA 01772

Phone:        [***]

E-mail:       [***]

17.

Assignment and Successors. This Agreement may not be assigned by a Party without the consent of the other which consent shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

18.

Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of either Party. In the event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

19.	Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

20.

Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and shall supersede all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

21.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law principles. The Parties agree that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a Federal or State court of competent jurisdiction sitting in the State of Delaware.

22.

Injunctive Relief. The Parties acknowledge that its breach of any of its obligations under Section 7 may cause irreparable harm, for which monetary damages will be an inadequate remedy. Therefore, in the event of any such breach or the threat of such breach, the non-breaching Party shall be entitled, in addition to any other remedy available under this Agreement, at law or in equity, to seek injunctive relief (whether preliminary or permanent), specific performance of the terms hereof and other equitable relief for such breach or the material anticipatory breach of this Agreement.

23.

Amendments and Waivers. This Agreement may be amended or supplemented only by a written instrument duly executed by each of the Parties. No provision of this Agreement may be waived except by a written instrument signed by the Party hereto sought to be bound. No failure or delay by any Party in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion will not be deemed a waiver of any other light or remedy, or a waiver on any subsequent occasion.

24.

Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If you are in agreement with the foregoing, please sign where indicated below, whereupon this Agreement shall become effective as of the Effective Date.

DANFORTH ADVISORS, LLC		ARCELLX, INC

By:	/s/ Chris Connors	By:	/s/ Neeraj Teotia
Print	Name: Chris Connors	Print Name: Neeraj Teotia
Title:	Chief Executive Officer	Title:	Chief Commercial Officer
Date:	1/7/2022	Date:	1/7/2022

EXHIBIT A

Initial Scope of Work:

Danforth will perform mutually agreed to finance and accounting functions which are necessary to support the financial management and operations of the Company, certain of such activities being:

•

Assistance in the final aspects of the registration process, including responses to SEC comments, preparation of cheap stock letter, pro forma calculations and implementation of any stock split in connection with the final valuation and preparations for the IPO roadshow

•	SEC reporting on forms 10-K and 10-Q, including review/preparation of disclosures, account reconciliations, technical accounting memos;

•

Public-company readiness activities, including development of the finance organization skills and capabilities, and evaluation and implementation of financial systems, accounting policy and procedure, disclosure controls, and internal controls over financial reporting;

•	Evaluation of director’s and officer’s insurance coverage; and

•	Leadership and support in the ongoing operating activities of the finance and accounting functions of the Company

Initial Staffing F&A

Role	Hourly Rate	Function
Sr. Advisor	[***]	Senior Advisory
CFO	$450/hour	CFO
Sr. Director	[***]	Principal Accounting Officer
Director	[***]	VP Finance
Sr Manager	[***]	Sr Controller/FP&A
Manager	[***]	Controller
Sr. Consultant	[***]	Asst. Controller
Consultant	[***]	Staff Accountant
HR
Sr. HR Director	[***]	Human Resources
HR Director	[***]	Human Resources
Sr HR Manager	[***]	Human Resources
HR Manager	[***]	Human Resources

Initial Staffing will include Lance Thibault, a CFO, who will be acting as Interim CFO, serving as Principal Financial Officer and Principal Accounting Officer, Charles Darder (Director), and Ed Downey (Sr. Advisor Risk Management Consultant who will be at [***]) who have been approved by the Company. Additional personnel may be added in accordance with Section 1 of this Agreement.